Exhibit 99.1

Press Release Source:  Power3 Medical Products, Inc.

Power3 Medical Announces
Execution of Definitive Agreement
to Acquire StemTroniX

On Thursday Feb. 11, 2010, 11:46 a.m.

HOUSTON, TX, Feb 11 /Marketwire/ Power3 Medical Products, Inc. (OTC Bulletin Board: PWRM - News) announced today that it has signed a definitive agreement to acquire all of the stock of StemTroniX Inc., a Texas corporation (“StemTroniX”).

Power3 plans to effectuate the acquisition of StemTroniX by merging a wholly-owned subsidiary of the Company with and into StemTroniX.  StemTroniX will remain as the surviving company in the merger and will become a wholly-owned subsidiary of Power3.  The acquisition of StemTroniX is expected to be completed in April 2010.

StemTroniX is a medical biotechnology company that is committed to improving the lives of individuals by using autologous adult stem cell technology to repair tissue damage in patients.  Autologous adult stem cell therapy is the process of using an individual’s blood to purify their stem cells and re-introduce them into that individual for the purpose of repairing and regenerating damaged tissue.  StemTroniX provides a system to augment this process in a non-invasive method with a focus on heart disease.

“We are very excited to be acquiring StemTroniX,” stated Ira L. Goldknopf, President and Chief Scientific Officer of Power3 Medical Products, Inc.  “StemTroniX brings a wealth of complementary adult stem cell therapy technology, know-how and experience to Power3.  Its patent portfolio includes a licensed patent and several patent disclosures for monitoring of stem cell therapy, protein biomarker identification, technology to aid in the viability of adult stem cells, injection technology, and non-invasive imaging technology. With the addition of StemTroniX, Power3 will significantly strengthen its IP portfolio and have the ability to merge regenerative medicine with the technologies that we are using to identify protein biomarkers and develop screening and diagnostic tests.”

Completion of the merger is subject to customary closing conditions, including receipt by the parties of all necessary board and shareholder approvals and third party consents.  There can be no assurance that these conditions will be met or that the merger will be completed.

Power3 Medical Products

Power3 Medical Products is a leader in bio-medical research and the commercialization of neurodegenerative disease and cancer biomarkers, pathways, and mechanisms of diseases through the development of diagnostic tests and drug targets. Power3's patent-pending technologies are being used to develop screening and diagnostic tests for the early detection and prognosis of disease, identify protein biomarkers, and drug targets, and its diagnostic tests are targeted toward markets with critical unmet needs in areas including neurodegenerative disease (NuroPro) and breast cancer (BC-SeraPro). Power3 operates a state-of-the-art CLIA certified laboratory in The Woodlands (Houston), Texas and continues to evolve and enhance its IP portfolio, employing sensitive and specific combinations of biomarkers it has discovered from a broad range of diseases as the basis of highly selective blood-based tests for ALS, Alzheimer's, and Parkinson's diseases, breast cancer, and drug resistance.

For more information, please visit http://www.Power3Medical.com

Safe Harbor Provision

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact contained herein, including, without limitation, statements regarding the company’s future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions.  Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements.  Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct.  Important factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, those factors set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2008 and its other filings and submissions with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.  Except as required by law, the company assumes no obligation to update or revise any of the information contained in this press release.

Contact

Crown Equity Holdings, Inc.
(877) 854-6797
(702) 448-1543